Dale Matheson
-----------------------------------------           610 - 938 Howe Street
         Carr-Hilton LaBonte                        Vancouver, BC  Canada
=========================================           V6Z  1N9
C H A R T E R E D   A C C O U N T A N T S           Telephone (604) 682-2778
-----------------------------------------           Facsimile (604) 689-2778
                                                    Email:    info@labonteco.com

February 26, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549

     Re: Crown Medical Systems, Inc. (formerly Link Media Publishing Ltd.) - Form S-4 Registration Statement

Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-4 Registration Statement dated February 26, 2004, of the following:

o Our report to the Board of Directors and Stockholders of Link Media Publishing Ltd. dated March 31, 2003 on the financial statements of the Company as at February 28, 2003 and 2002 and for the year ended February 28, 2003, the period from January 29, 2002 (inception) to February 28, 2002 and for the period from January 29, 2002 (inception) to February 28, 2003.

Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte

Dale Matheson Carr-Hilton LaBonte
(formerly LaBonte & Co.)
Chartered Accountants